Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form F-3) and to the incorporation by reference therein of our report dated December 19, 2006, with respect to the financial statements of Progen Industries Limited included in its Annual Report on Form 20-F for the year ended June 30, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Brisbane, Australia

March 19, 2007